Exhibit 99.02

ENTERGY ARKANSAS, INC.

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE

Registered First Mortgage Bonds, 5.40% Series due May 1, 2018
for Any and All Outstanding
Unregistered First Mortgage Bonds, 5.40% Series due May 1, 2018
and
Registered First Mortgage Bonds, 5.90% Series due June 1, 2033
for Any and All Outstanding
Unregistered First Mortgage Bonds, 5.90% Series due June 1, 2033

and
Registered First Mortgage Bonds, 5% Series due July 1, 2018
for Any and All Outstanding
Unregistered First Mortgage Bonds, 5% Series due July 1, 2018

Holders of outstanding unregistered First Mortgage Bonds, 5.40% Series due May 1, 2018 (the "5.40% Outstanding Bonds") who wish to tender their 5.40% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 5.40% Series due May 1, 2018 (the "5.40% Exchange Bonds"), holders of outstanding unregistered First Mortgage Bonds, 5.90% Series due June 1, 2033 (the "5.90% Outstanding Bonds") who wish to tender their 5.90% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 5.90% Series due June 1, 2033 (the "5.90% Exchange Bonds"), and holders of outstanding unregistered First Mortgage Bonds, 5% Series due July 1, 2018 (the "5% Outstanding Bonds" and, together with the 5.40% Outstanding Bonds and the 5.90% Outstanding Bonds, the "Outstanding Bonds") who wish to tender their 5% Outstanding Bonds in exchange for a like principal amount of registered First Mortgage Bonds, 5% Series due July 1, 2018 (the "5% Exchange Bonds" and, together with the 5.40% Exchange Bonds and the 5.90% Exchange Bonds, the "Exchange Bonds"), in each case whose Outstanding Bonds are not immediately available or who cannot deliver their Outstanding Bonds and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Deutsche Bank Trust Company Americas (the "Exchange Agent") prior to 3:00 P.M., New York time, on _____________, 2003 (the "Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer" in the Prospectus.

The Exchange Agent for the Exchange Offer is
DEUTSCHE BANK TRUST COMPANY AMERICAS

By Hand or Overnight Courier or
Registered or Certified Mail:
Deutsche Bank Trust Company Americas
Corporate Trust and Agency Group
60 Wall Street
New York, NY 10005
Attention: Christina Van Ryzin, Vice President
Irina Golovashchuk, Associate

By Facsimile: (212) 454-2229 (For Eligible Institutions Only) Confirm by Telephone: (212) 454-4288

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

_______________

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

_______________

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Bonds, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any Outstanding Bond signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm: Address: (Including Zip Code) Telephone Number: (Including Area Code)	(Authorized Signature) Title: Name: (Please type or print) Date:

NOTE: DO NOT SEND OUTSTANDING BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING BONDS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.